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                                                                      EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated March 28, 1997, on the consolidated financial statements of Landry's Seafood Restaurants, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994 included in this Form 10-K, into the Company's previously filed Registration Statements.


Houston, Texas
March 28, 1997